January 21, 1998

Ernst & Young LLP
515 South Flower
Los Angeles, CA, 90071


In   connection  with  your  audit   of   the
statement    of   assets   and   liabilities,
including  the  schedule  of  investments  of
Nicholas  Applegate Growth Equity  Fund  (the
"Fund")  as  of  December 31, 1997,  and  the
related statements of operations, changes  in
net  assets, and financial highlights for the
year  then ended, we recognize that obtaining
representations   from  us   concerning   the
information  contained in this  letter  is  a
significant procedure in enabling you to form
an  opinion  whether the financial statements
and  financial highlights present fairly,  in
all    material   respects,   the   financial
position, results of operations, changes in net assets and financial highlights of the Fund in conformity with generally accepted accounting principles, and accordingly, we make the following representations , which are true to the best of our knowledge and belief.

General

We  recognize that, as members of  management
of  the Fund, we are responsible for the fair
presentation of its financial statements.  We
believe the statements of financial position,
results of operations, changes in net  assets
and financial highlights are fairly presented
in   conformity   with   generally   accepted
accounting principles applied on a basis consistent with that of the preceding period.

We    have    made    available    to    your
representatives all financial records and related data.

We  have  no  plans  or intentions  that  may
materially  affect  the  carrying  value   or
classification of assets and liabilities.

Internal Control

There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

There are no material weaknesses in internal control, including any for which we believe the cost of corrective actions exceeds the benefits. There have been no significant changes in internal control since December
31, 1997,







Minutes and Contracts

We have made available to you all minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared.

We  have  made available information relating
to  all  statutes, laws, or regulations  that
have   a   direct  effect  on  our  financial
statements.

We have made available all reports from other
accountants who have been engaged to  make  a
review  of  interim financial information  of
significant   components  of  the   reporting
entity,   its  subsidiaries,  or  its   other
investees  and  all information  relating  to
contracts  with  and  results  of   work   by
specialists.

We   have   complied  with  all  aspects   of
contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

Risks and Uncertainties

There  are no risks and uncertainties related
to  certain significant estimates and current
vulnerabilities due to certain concentrations
that  have  not been disclosed in  accordance
with   AICPA  Statement  of  Position   94-6,
Disclosure of Certain Significant  Risks  and
Uncertainties.

Ownership and Pledging of Assets

The Fund has satisfactory title to all owned assets, including all assets appearing in the statement of assets and liabilities, and there are no liens or encumberances on such assets, nor has any asset been pledged except as disclosed in the financial statements.

Investments

Portfolio securities are stated at fair value
as   determined   in  accordance   with   the
valuation methods set forth in the current prospectus. All Fund investments during the period were made in accordance with the investment policies stated in the current prospectus.

The  Fund complied with the provisions of the
Investment Fund Act of 1940, as amended  (the
"Act"),   and   the  rules  and   regulations
thereunder,  and with the provisions  of  its
prospectus  and  the  requirements   of   the
various Blue Sky laws under which the Fund operates. The daily net asset value has been properly computed throughout the year for open-end funds in accordance with Rule 2a-4 of the Act (or Rule 2a-7 for money market funds) and was correctly applied in the computation of daily capital stock sales and redemption transactions.

The Fund did not make any commitments during the year as underwriter, and did not engage in any transactions made on margin, in joint trading or in a joint investment account, or in selling short.

The Fund has complied with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended through the date of this letter, and intends to continue to so comply.

The  Fund, except to the extent indicated  in
its  financial statements, does not  own  any
securities   of  persons  who  are   directly
affiliated as defined in Section 2(a)(3) of the Act.

There  were  no  investments  in  issuers   5
percent or more of whose securities were owned by officers and directors of the Fund.

All financial instruments, including those with off-balance-sheet risk (such as swaps, forwards and futures), as required under generally accepted accounting principles have been properly recorded or disclosed in the financial statements.

The Fund has complied with the provisions of its code of ethics.

Related Party Transactions

Transactions with related parties, as defined
in    Statement   of   Financial   Accounting
Standards No. 57, and other transactions with
affiliates,   including  fees,   commissions,
purchases   and  sales  have  been   properly
recorded   or  disclosed  in  the   financial
statements.

Arrangements with Financial Institutions

Arrangements   with  financial   institutions
involving  compensating  balances  or   other
arrangements involving restrictions  on  cash
balances   and  line-of-credit   or   similar
arrangements have been properly recorded or disclosed in the financial statements.

Contingent Liabilities

There    are   no   unasserted   claims    or
assessments, including those our lawyers have
advised us of, that are probable of assertion
and  must  be  disclosed in  accordance  with
Statement  of Financial Accounting  Standards
No.  5,  "Accounting for Contingencies (other
than   those   disclosed  in  the   financial
statements).

There  have  been no violations  or  possible
violations  of  laws  or regulations  in  any
jurisdiction   whose   effects   should    be
considered for disclosure in the financial statements or as a basis for recording a loss contingency (other than those disclosed in the financial statements).

There   have  been  no  communications   from
regulatory  agencies, such as the  Securities
and   Exchange  Commission  or  the  Internal
Revenue Service, concerning investigations or
allegations  of noncompliance  with  laws  or
regulations    in   any   jurisdiction,    or
deficiencies in financial reporting practices or other matters that could have a material effect on the financial statements.

There  are  no other material liabilities  or
gain  or loss contingencies that are required
to  be  accrued or disclosed by Statement  of
Financial Accounting Standards No.  5  (other
than  those  accrued  or  disclosed  in   the
financial  statements)  nor  are  there   any
accruals for loss contingencies included in the statement of assets and liabilities that are not in conformity with the provisions of Statement of Financial Accounting Standards
No. 5.

Capital Stock

Capital    stock   repurchase   options    or
agreements,  or  capital stock  reserved  for
options,   warrants,  conversions  or   other
requirements have been properly recorded or disclosed in the financial statements.

Fraud and Conflicts of Interest

There   have  been  no  instances  of   fraud
involving management or employees who have significant roles in internal control. There have been no instances of fraud involving other employees that could have a material effect on the financial statements.

There are no instances where any officer or employee of the Fund has an interest in a Fund with which the Fund does business that would be considered a "conflict of interest."
Such an interest would be contrary to Fund policy.

Subsequent Events

No events or transactions have occurred since
the  statement of assets and liabilities date
or  are  pending that would have  a  material
effect  on the financial statements  at  that
date  or  for the period then ended, or  that
are  of such significance in relation to  the
Fund's  affairs to require mention in a  note
to  the financial statements in order to make
them  not  misleading regarding the financial
position,  results of operations, changes  in
nets assets, and financial highlights of  the
Fund.   We  are  not  aware  of  any  matters
arising  during the year ended  December  31,
1997   that   would  materially  affect   the
comparative  statement  of  changes  in   net
assets  for the year ended December 31,  1996
or the financial highlights for the four years in the period ended December 31, 1996.







We  understand that your audit was  conducted
in   accordance   with   generally   accepted
auditing  standards as defined and  described
by the American Institute of Certified Public
Accountants  and  was,  therefore,   designed
primarily for the purpose of expressing an opinion on the financial statements of the Fund taken as a whole, and that your tests of the accounting records and other auditing procedures were limited to those that you considered necessary for that purpose.

                                   Very truly
                                   yours,


                                   Nicholas
                                   Applegate
                                   Growth
                                   Equity
                                   Fund

                                   President/
                                   Chief
                                   Executive
                                   Officer

                                   Treasurer/
                                   Chief
                                   Financial
                                   Officer